EXHIBIT 99.1

Dinatrum announces signing of LOI with Seger Realty

MONTREAL, Oct. 23, 2019 (GLOBE NEWSWIRE) -- Dinatrum/Alumifuel Power Corporation ("Dinatrum" or the "Company") (OTC Markets: AFPW) October 23, 2019, Mr. Pedro Villagran-Garcia, President & CEO, is pleased to announce an update on its latest activities regarding its most recent acquisitions. Alumifuel Power Corporation -Dinatrum- has communicated to its shareholders and to the public that it has signed a Letter of Intent with Seger Realty.

Investing in a place where the price is starting to gain momentum is the best Real Estate Investment. The company is determining the amount of residences it will build and the amount of office space, as the area seems to be fit for both according to the owners.

The company has signed an LOI to acquire a block of 6.422 Acres in the outskirts of Atlanta, Georgia. In addition, the company is excited to be planning development of the site. Dinatrum will keep the public and shareholders informed as the project unfolds.
The company will soon prepare a Podcast interview between the parties signing the LOI and will further announce that they will be developing the Seger Realty Project in the short future.

Activities will start immediately as specified within the signed document, which we are hereby summarizing. These will include permitting, installation of public utilities, and building residential and office spaces within the 6.422 Acres. So far, the Company plans to invest up to $350,000 USD in land improvement and infrastructure. While the company will compensate Seger Realty with a combination of cash and stock.

We hereby invite local contractors to contact us by sending an email to info@dinatrum.com. We have specialized international contractors to execute specific tasks. The company will strictly abide to environmental regulations. The Company is working with real estate agents in Georgia including Remax, Coldwell Banker and Century 21. Also, it would be important to anticipate that the portion that refers to our Residential Development will be sold mostly to Atlanta commuters, all due to great access and lower taxes. We will provide additional information regarding our estimates with respect to Revenue as our Financial Department gets further involved in this project.

We would like to state the company has no plans for a reverse split in the foreseeable future. In addition, we would like to also mention that we presently don’t have any debt conversions. As it is commonly stated “No Toxic Debt and No Reverse Split”. Others like to state, “No Current Conversions”.

During the week we will disclose more information regarding our Website Statistics. We are posting this because transparency is important, and our Shareholders must be informed of facts, as several key shareholders have suggested. Check us out on Twitter for Dinatrum www.twitter.com/afpw_ir Facebook www.facebook.com/dinatrum Instagram www.instagram.com/dinatrum13 Linkedin www.linkedin.com/company/dinatrum1

The Company’s name change, and new trading symbol will be effective in the Over-The-Counter Market when we comply with submitting the necessary paperwork and when FINRA has completed its review of the Company’s application to change its name. We will inform you of ongoing developments regarding our listing on the Mexican Stock Exchange and other projects in Mexico as they occur. Its important to mention that most of our focus remains in the United States at this particular moment.

DINATRUM, INC./ALUMIFUEL POWER CORPORATION
DINATRUM is a Real Estate Investment Trust with projects within North America.

On behalf of the Board,

“Pedro Villagran-Garcia”

Pedro Villagran-Garcia, President & CEO
Dinatrum

For further information, please contact the company at 1-438-988-1479 or by email at info@dinatrum.com

Forward Looking Statements
Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.